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United States Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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/ /	Preliminary Proxy Statement
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SOLIGEN TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Soligen Technologies, Inc.
19408 Londelius Street
Northridge, CA 91324

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on August 24, 2001

TO ALL SHAREHOLDERS OF SOLIGEN TECHNOLOGIES, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SOLIGEN TECHNOLOGIES, INC. (the "Company"), will be held on Friday, August 24, 2001, at 11:00 a.m., PDT, at the Radisson Hotel, 9777 Topanga Canyon Boulevard, Chatsworth, California 91311 for the following purposes:

      1(a). To elect three directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

      1(b). With respect to the Series B Redeemable Convertible Preferred Stock Shareholders only, to elect one director to serve until the next Annual Meeting of Shareholders or until his successor is duly elected and qualified;

      2. To approve an amendment to the Company's 1993 Stock Option Plan to increase the aggregate number of shares of the Company's Common Stock available for issuance thereunder from 6,500,000 to 8,000,000;

      3. To confirm the appointment of Singer Lewak Greenbaum & Goldstein LLP as independent public accountants for the fiscal year ending March 31, 2002; and

      4. To consider and act upon any other matter as may properly come before the meeting or any adjournment thereof.

    Only holders of record of Common Stock and holders of record of Series B Redeemable Convertible Preferred Stock and Series C Redeemable Convertible Preferred Stock of the Company at the close of business on July 12, 2001 are entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or postponement thereof.

    All Shareholders are cordially invited to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. YOU MAY REVOKE THE PROXY CARD ANY TIME PRIOR TO ITS USE. A PRE-PAID, PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,
By:	/s/ YEHORAM UZIEL Yehoram Uziel President, CEO, Director and Chairman of the Board

Northridge, California
July 17, 2001

SOLIGEN TECHNOLOGIES, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 24, 2001

SOLICITATION AND REVOCATION OF PROXIES

    This Proxy Statement and the accompanying Annual Report to Shareholders, Notice of Annual Meeting, and proxy card (the "Proxy Card") are being furnished to the holders (collectively, the "Shareholders") of the common stock (the "Common Stock"), the Series B Redeemable Convertible Preferred Stock (the "Series B Preferred Stock) and the Series C Redeemable Convertible Preferred Stock (the "Series C Preferred Stock") (the Series B Preferred Stock and the Series C Preferred Stock are together referred to as the "Preferred Stock") of Soligen Technologies, Inc., a Wyoming corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Company's 2001 Annual Meeting of Shareholders to be held on Friday, August 24, 2001, at 11:00 a.m., PDT, at the Radisson Hotel, 9777 Topanga Canyon Boulevard, Chatsworth, CA 91311, and any adjournment thereof (the "Meeting").

    Only Shareholders of record at the close of business on July 12, 2001 will be entitled to notice of and to vote at the Meeting. This Proxy Statement and the accompanying materials are being mailed on or about July 25, 2001 to all Shareholders entitled to notice of and to vote at the Meeting. The Annual Report of the Company for the fiscal year ended March 31, 2001 is being mailed to Shareholders of record together with the mailing of this Proxy Statement. The address and phone number of the Company's principal executive office is:

19408 Londelius Street
Northridge, California 91324 USA
Phone (818) 718-1221

    The two persons named as proxies on the enclosed Proxy Card, Yehoram Uziel and Robert Kassel, were designated by the Board of Directors of the Company. All properly executed Proxy Cards will be voted (except to the extent that authority to vote has been withheld or revoked) and where a choice has been specified by the Shareholder as provided in the Proxy Card, it will be voted in accordance with the specification so made. Proxy Cards submitted without specification will be voted FOR Proposal No. 1(a) to elect the three nominees for directors proposed by the Board of Directors and FOR Proposal No. 1(b) to elect the Series B Preferred Stock nominee for director proposed by the Board of Directors; FOR Proposal No. 2 to approve the proposed amendment to the 1993 Stock Option Plan; and FOR Proposal No. 3 to confirm the selection of Singer Lewak Greenbaum & Goldstein LLP as independent public accountants for the Company for the fiscal year ending March 31, 2002.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use, either by written notice filed with the Secretary or the acting secretary of the Meeting or by voting in person at the Meeting. Shares represented by valid Proxy Cards in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting.

Voting at the Meeting

    The Common Stock and Preferred Stock constitute the classes of securities of the Company entitled to notice of and to vote at the Meeting. In accordance with the Company's Bylaws, the stock transfer records were compiled at the close of business on July 12, 2001, the record date set by the Board of Directors for determining the Shareholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. On that date, there were 37,111,680 shares of Common Stock, 8,200,000 shares of Series B Preferred Stock and 933,500 shares of Series C Preferred Stock outstanding and entitled to vote.

    Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Meeting. Each share of Series B Preferred Stock outstanding on the record date is entitled to 1.08367 votes per share and each share of Series C Preferred Stock outstanding on the record date is entitled to 10 votes per share at the Meeting. As a result, the holders of Common Stock, Series B Preferred Stock and Series C Preferred Stock are entitled to vote 37,111,680, 8,886,094 and 9,335,000 shares, respectively, at the Meeting. Shares registered in the name of brokers and other "street name" nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not be considered "shares present" as to matters with respect to which a beneficial holder has not provided voting instructions (commonly referred to as "broker non-votes"). For purposes of determining the existence of a quorum, abstentions from voting identified as such on the Proxy Card and broker non-votes are treated as present at the Meeting. If a quorum is present at the Meeting: (i) the three nominees for election as directors who receive the greatest number of votes cast for the election of directors shall be elected directors; (ii) the Series B Preferred Stock nominee will be elected if he receives a majority of the Series B Preferred Stock votes cast provided the presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Preferred Stock is at the Meeting; (iii) Proposal No. 2 to amend the Company's 1993 Stock Option Plan to increase the aggregate number of shares of Common Stock that may be issued hereunder to 8,000,000 shares will be approved if a majority of the number of shares of Common Stock and Preferred Stock present, in person or represented by proxy, at the Meeting and entitled to vote are voted in favor of the proposal; and (iii) Proposal No. 3 to confirm the selection of Singer Lewak Greenbaum & Goldstein LLP as independent public accountants for the Company for the fiscal year ending March 31, 2002 will be approved if the number of votes which are cast in favor of the proposal exceeds the number of votes which are cast against it.

    Shareholders do not have the right to cumulate their votes in an election of directors. With respect to the election of directors, directors are elected by a plurality of the votes cast, and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting or broker non-votes will have no effect thereon. With respect to voting on Proposal No. 2, abstentions from voting will have the same effect as voting against the proposal and broker non-votes will have no effect thereon. With respect to voting on Proposal No. 3, abstention from voting and broker non-votes will have no effect thereon.

    The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Solicitation of proxies by mail may be supplemented by telephone, telecopier, or personal solicitation by the directors, officers or employees of the Company, who will not be compensated for any such solicitation. Brokers, nominees and fiduciaries will be reimbursed for out-of-pocket expenses incurred in obtaining proxies or authorizations from the beneficial owners of the Company's Common Stock and Preferred Stock.

PROPOSAL NO. 1(a)

ELECTION OF DIRECTORS BY COMMON STOCK
AND PREFERRED STOCK SHAREHOLDERS

    In accordance with the Company's Bylaws, the Board of Directors shall consist of no less than three and no more than seven directors, the specific number to be determined by resolution adopted by the Board of Directors. The Board of Directors has set the number of directors at four, of which one is elected by the holders of Series B Preferred Stock. Directors are elected on an annual basis, and each director is to serve until the next Annual Meeting of Shareholders or until his or her successor is duly elected and qualified.

    The Board of Directors has nominated each of the persons named below to be elected to serve as a director:

                      Yehoram Uziel
                      Dr. Mark W. Dowley
                      Patrick J. Lavelle

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF YEHORAM UZIEL, DR. MARK W. DOWLEY AND PATRICK J. LAVELLE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ELECTION OF EACH SUCH NOMINEE UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

    All of the nominees named above have consented to serve as directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees named above will be unable to serve as a director. In the event of the death or unavailability of any of the nominees named above, the proxy holders will have discretionary authority under the Proxy Card to vote for a suitable substitute nominee as the Board of Directors may recommend. Proxies may not be voted for more than three (3) nominees.

    Certain information about each of the persons nominated by the Board of Directors is set forth under the heading "Management" in this Proxy Statement.

PROPOSAL NO. 1(b)

ELECTION OF DIRECTOR BY SERIES B PREFERRED STOCK SHAREHOLDERS

    The Articles of Incorporation of the Company, as amended, provide that so long as the holders of Series B Preferred Stock have a right to elect a director and such holders exercise such right, the holders of Series C Preferred Stock shall not have any right to elect a specific member to the Company's Board of Directors. The Board of Directors has nominated David F. Hadley to be elected to serve as a director.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SERIES B PREFERRED STOCK SHAREHOLDERS VOTE FOR THE ELECTION OF DAVID F. HADLEY AS DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ELECTION OF SUCH NOMINEE UNLESS A PREFERRED STOCK SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

    The nominee named above has consented to serve as a director for the ensuing year. The Board of Directors has no reason to believe that such nominee will be unable to serve as a director. In the event of the death or unavailability of the nominee named above, the Series B Preferred Stock Shareholders have the authority to approve a suitable substitute nominee by a majority of the then outstanding shares of Series B Preferred Stock. Proxies may not be voted for more than the one (1) nominee.

    Certain information regarding David F. Hadley is set forth under the heading "Management" in this Proxy Statement.

PROPOSAL NO. 2

AMENDMENT TO THE 1993 STOCK OPTION PLAN TO
INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE

    The Board of Directors has approved an amendment to the Company's 1993 Stock Option Plan (the "Plan") to increase by one million five hundred thousand (1,500,000) the number of shares of Common Stock which may be issued pursuant to the Plan from 6,500,000 to 8,000,000 shares. For a summary description of the Plan, See "1993 Stock Option Plan Summary." The Plan was adopted by the Board of Directors on February 17, 1993, and subsequently amended on March 26, 1993. As amended, the Plan was approved by the Company's Shareholders on February 16, 1994. The Plan was subsequently amended to increase the number of shares which may be issued under the Plan from 2,000,000 to 3,500,000, which amendment was approved by the Shareholders on July 21, 1995. The Plan was later amended to increase the number of shares of Common Stock subject to the Plan from 3,500,000 to 5,000,000, which was approved by the Shareholders on September 19, 1997. The Plan was again amended to increase the number of shares of Common Stock subject to the Plan from 5,000,000 to 6,500,000, which amendment was approved by the Shareholders on August 25, 2000. Of the 6,500,000 shares available for issuance under the Plan, 1,976,400 shares remained available as of March 31, 2001.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

PROPOSAL NO. 3

CONFIRMATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Singer Lewak Greenbaum & Goldstein LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 2002. This selection is being submitted for confirmation by the Shareholders at the Meeting. If not confirmed, this selection will be reconsidered by the Board of Directors, although the Board of Directors will not be required to select different independent public accountants for the Company. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE CONFIRMATION OF THE SELECTION OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2002, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

    Representatives of Singer Lewak Greenbaum & Goldstein LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from Shareholders. Neither Singer Lewak Greenbaum & Goldstein LLP nor any partner thereof has any direct financial interest in the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Common Stock

    The following table sets forth, as of July 3, 2001, certain information furnished to the Company with respect to ownership of the Company's Common Stock of (i) each director and director nominee, (ii) the Chief Executive Officer and each of the most highly compensated executive officers of the Company determined as of March 31, 2001 whose total annual salary and bonus for the last fiscal year exceeded $100,000 (the "named executive officers"), (iii) all persons known by the Company to be beneficial owners of more than 5% of its Common Stock and (iv) all executive officers and directors of the Company as a group.

	Shares of Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number	Percent Of Class
DIRECTORS
Yehoram Uziel(2) (3) 19408 Londelius Street Northridge, CA 91324	10,384,202	27.3%
Dr. Mark W. Dowley(4) 3281 Scott Blvd. Santa Clara, CA 95054	1,093,418	2.9%
Kenneth T. Friedman(5) 23512 Malibu Colony Dr. Malibu, CA 90265	1,632,126	4.2%
David F. Hadley(6) 3601 Aviation Blvd., #1350 Manhattan Beach, CA 90266	2,332,894	5.9%
Patrick J. Lavelle(7) 131 Bloor St. West, Suite 801 Toronto, Ontario, Canada M5S 1S3	50,000	*
NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Amir Gnessin(8) 19408 Londelius Street Northridge, CA 91324	481,369	1.3%
Gary Kanegis(9) 19408 Londelius Street Northridge, CA 91324	50,000	*
5% BENEFICIAL OWNERS
Charles W. Lewis(2) (10) 19408 Londelius Street Northridge, CA 91324	2,332,045	6.3%

ICM Asset Management, Inc.(11) (12) W. 601 Main Avenue, Suite 600 Spokane, WA 99201	3,973,985	9.7%
James M. Simmons(11) (13) W. 601 Main Avenue, Suite 600 Spokane, WA 99201	4,173,985	10.1%
Koyah Leverage Partners, L.P.(11) (14) W. 601 Main Avenue, Suite 600 Spokane, WA 99201	2,384,398	6.0%
Koyah Ventures, LLC(11) (15) W. 601 Main Avenue, Suite 600 Spokane, WA 99201	2,982,586	7.4%
All executive officers and directors as a group (9) persons)(16)	18,517,900	42.9%

*
Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Except as otherwise indicated, the shareholders identified in this table have sole voting and investment power with regard to the shares shown as beneficially owned by them. Shares of Common Stock subject to options, warrants or Preferred Stock currently exercisable or convertible within 60 days of July 3, 2001 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or Preferred Stock, but are not deemed outstanding for computing the percentage of any other person. Applicable percentage of ownership is based on 37,111,680 shares issued and outstanding plus the options, warrants and Preferred Stock exercisable or convertible within 60 days of the date of this Proxy Statement.

(2)
On April 15, 1993, the Company merged with Soligen, Inc., a Delaware Corporation ("Soligen"), in a reverse acquisition transaction (the "Acquisition"). Pursuant to a share exchange agreement, the Company acquired all of the issued and outstanding shares of Soligen in consideration of the issuance of 11,600,000 shares of the Company's Common Stock to the former shareholders of Soligen. Out of this total, 9,750,000 shares were placed in escrow pursuant to an Escrow Agreement, allocated as follows:

Name of Recipient	Escrow Shares
Yehoram Uziel	5,771,464
Adam Cohen	1,788,589
Charles Lewis	1,702,447
MIT	487,500

Totals	9,750,000

  As originally executed, the terms and conditions of the Escrow Agreement were prescribed by the policies of the British Columbia Securities Commission and were issued under its Local Policy 3-07. The escrow shares are held by the Company's registrar and transfer agent pursuant to the terms of the Escrow Agreement. Prior to an Amendment dated March 25, 1998 (the

  "Amendment"), the Escrow Agreement provided for the release of one escrow share for each $0.41 Cdn. in net "cash flow" (as defined in the Escrow Agreement) earned by the Company during the period beginning November 1, 1993 and ending October 31, 1998. The Escrow Agreement further provided that, if the Company earned net "cumulative cash flow" (as defined in the Escrow Agreement) of approximately Cdn. $4,000,000 or U.S. $3,050,000 during the five year earn-out period, all of the escrow shares would be "earned out" and thereby released from escrow. Any shares not released from escrow at the end of the five year earn out period would have been cancelled.

  The Amendment, which was approved at the 1995 Annual Meeting of the Company's stockholders, provided that the "earn out" period was to be extended for an additional five years and that all shares not previously released from escrow were to be released ten years after the date of issuance. In March 1998, the Company received approval of the Amendment from the British Columbia Securities Commission, and the Amendment was executed and is presently in effect.

  The Escrow Agreement further provides that the escrow shares will not be traded in, dealt with in any manner whatsoever or released, nor may the Company, its transfer agent or the escrow shareholder make any transfer or record any trading in such shares without the consent of the Canadian Venture Exchange (the "CDNX"), formally the Vancouver Stock Exchange. In addition, the Escrow Agreement provides that the escrow shares may not be voted on a resolution to cancel any of the escrow shares. Subject to this exception, the escrow shares have no voting restrictions. The Escrow Agreement also provides that the escrow shares may not participate in the assets and property of the Company on a winding up or dissolution of the Company.

  In connection with Mr. Cohen's resignation, the CDNX consented to Yehoram Uziel's purchase of all of Mr. Cohen's escrow shares, which purchase was consummated on May 30, 1996.

(3)
Includes options to purchase 136,000 shares of Common Stock, warrants to purchase 344,328 shares of Common Stock and Series C Preferred Stock convertible into 400,000 shares of Common Stock that are exercisable or convertible, as the case may be, within 60 days of the date of this Proxy Statement.

(4)
Includes options to purchase 75,000 shares of Common Stock, warrants to purchase 107,500 shares of Common Stock, Series B Preferred Stock convertible into 270,918 shares of Common Stock and Series C Preferred Stock convertible into 400,000 shares of Common Stock that are exercisable or convertible, as the case may be, within 60 days of this Proxy Statement.

(5)
Includes warrants to purchase 895,000 shares of Common Stock and Series B Preferred Stock convertible into 406,376 shares of Common Stock that are exercisable or convertible, as the case may be, within 60 days of this Proxy Statement. Mr. Friedman resigned as a director of the Company effective June 1, 2001.

(6)
Includes warrants to purchase 412,417 shares of Common Stock, Series B Preferred Stock convertible into 514,743 shares of Common Stock and Series C Preferred Stock convertible into 1,200,000 shares of Common Stock that are exercisable or convertible, as the case may be, within 60 days of this Proxy Statement. Also included are warrants to purchase 205,734 shares of Common Stock owned of record by D.F. Hadley & Co., Inc.

(7)
Includes options to purchase 50,000 shares of Common Stock that are exercisable within 60 days of the date of this Proxy Statement.

(8)
Includes options to purchase 460,600 shares of Common Stock and warrants to purchase 20,769 shares of Common Stock that are exercisable within 60 days of the date of this Proxy Statement.

(9)
Includes options to purchase 20,000 shares of Common Stock that are exercisable within 60 days of the date of this Proxy Statement.

(10)
Includes warrants to purchase 12,115 shares of Common Stock that are exercisable within 60 days of this Proxy Statement. Mr. Lewis is an executive officer of the Company.

(11)
Identified as part of a "group" sharing beneficial ownership of Common Stock in accordance with Section 240.13d-1(b)(1)(ii)(J). Information is based on publicly available Schedule 13G disclosures filed with the SEC by ICM Asset Management, Inc., James M. Simmons, Koyah Leverage Partners, L.P. and Koyah Ventures, LLC. Includes warrants to purchase shares of Common Stock and Preferred Stock convertible into shares of Common Stock that are exercisable within 60 days of this Proxy Statement.

(12)
Includes sole dispositive and voting power of 276,399 shares and shared voting and dispositive power of 3,973,985 shares.

(13)
Includes shared dispositive and voting power of 4,173,985 shares.

(14)
Includes shared dispositive and voting power of 2,384,398 shares.

(15)
Includes shared voting and dispositive power of 2,982,586 shares.

(16)
Includes options and warrants to purchase and Preferred Stock convertible into 6,368,346 shares of Common Stock that are exercisable or convertible, as the case may be, within 60 days of the date of this Proxy Statement including shares, options and warrants owned by Mr. Lewis, Mr. Kassel and Mr. Friedman.

Series B Preferred Stock

    The following table sets forth, as of July 3, 2001, certain information furnished to the Company with respect to ownership of the Company's Series B Preferred Stock of (i) each director and director nominee, (ii) the Chief Executive Officer and each of the named executive officers of the Company determined as of March 31, 2001, (iii) all persons known by the Company to be beneficial owners of more than 5% of its Series B Preferred Stock and (iv) all executive officers and directors of the Company as a group.

	Shares of Series B Preferred Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Number	Percent Of Class
DIRECTORS
Yehoram Uziel 19408 Londelius Street Northridge, CA 91324	—	—
Dr. Mark W. Dowley 3281 Scott Blvd. Santa Clara, CA 95054	250,000	3.0%
Kenneth Friedman(2) 23512 Malibu Colony Dr. Malibu, CA 90265	375,000	4.6%
David F. Hadley 3601 Aviation Blvd., #1350 Manhattan Beach, CA 90266	475,000	5.8%
Patrick J. Lavelle 131 Bloor St. West, Suite 801 Toronto, Ontario, Canada M5S 1S3	—	—
NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Amir Gnessin 19408 Londelius Street Northridge, CA 91324	—	—
Gary Kanegis 19408 Londelius Street Northridge, CA 91324	—	—
5% BENEFICIAL OWNERS
Kevin B. Allen 360 S. Monroe Street Denver, CO 80209	575,000	7.0%
Jeffrey D. Bennis 5570 Preserve Drive Greenwood Village, CO 80121	575,000	7.0%

W.B. Hoffman, Inc. 1908 Boundary Drive Santa Barbara, CA 93108	1,250,000	15.2%
Koyah Leverage Partners, L.P. W. 601 Main Avenue, Suite 600 Spokane, WA 99201	550,000	6.7%
Monroe M. Rifkin 360 S. Monroe Street Denver, CO 80209	600,000	7.3%
All executive officers and directors as a group (9 persons)(3)	1,100,000	13.4%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Except as otherwise indicated, the stockholders identified in this table have sole voting and investment power with regard to the shares shown as beneficially owned by them. Applicable percentage of ownership is based on 8,200,000 shares issued and outstanding as of the date of this Proxy Statement.

(2)
Mr. Friedman resigned as a director of the Company effective June 1, 2001.

(3)
Includes shares owned by Mr. Friedman. The Chief Executive Officer and the named executive officers do not beneficially own shares of Series B Preferred Stock.

Series C Preferred Stock

    The following table sets forth, as of July 3, 2001, certain information furnished to the Company with respect to ownership of the Company's Series C Preferred Stock of (i) each director and director nominee, (ii) the Chief Executive Officer and each of the named executive officers of the Company determined as of March 31, 2001, (iii) all persons known by the Company to be beneficial owners of more than 5% of its Series C Preferred Stock and (iv) all executive officers and directors of the Company as a group.

	Shares of Series C Preferred Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Number	Percent Of Class
DIRECTORS
Yehoram Uziel 19408 Londelius Street Northridge, CA 91324	40,000	4.3%
Dr. Mark W. Dowley 3281 Scott Blvd. Santa Clara, CA 95054	40,000	4.3%
Kenneth Friedman(2) 23512 Malibu Colony Dr. Malibu, CA 90265	—	—
David F. Hadley(3) 3601 Aviation Blvd., #1350 Manhattan Beach, CA 90266	170,000	18.2%
Patrick J. Lavelle 131 Bloor St. West, Suite 801 Toronto, Ontario, Canada M5S 1S3	—	—
NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Amir Gnessin 19408 Londelius Street Northridge, CA 91324	—	—
Gary Kanegis 19408 Londelius Street Northridge, CA 91324	3,000	*
5% BENEFICIAL OWNERS
Jeffrey D. Bennis 5570 Preserve Drive Greenwood Village, CO 80121	100,000	10.7%
Chatham Investments 360 South Monroe Street Denver, CO 80209	100,000	10.7%

Koyah Leverage Partners, L.P. W. 601 Main Avenue, Suite 600 Spokane, WA 99201	150,000	16.1%
Michael J. Krupin 9595 Wilshire Blvd., Suite 310 Beverly Hills, CA 90212	50,000	5.4%
Monroe M. Rifkin 360 S. Monroe Street Denver, CO 80209	100,000	10.7%
All executive officers and directors as a group (9 persons)	253,000	27.1%

*
Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Except as otherwise indicated, the stockholders identified in this table have sole voting and investment power with regard to the shares shown as beneficially owned by them. Applicable percentage of ownership is based on 933,500 shares issued and outstanding as of the date of this Proxy Statement.

(2)
Mr. Friedman resigned as a director of the Company effective June 1, 2001.

(3)
Includes 50,000 shares of Series C Preferred Stock owned by the Hadley Family Trust.

MANAGEMENT

Board of Directors

    The names of the Company's current directors and certain information about them are set forth below:

Name of Nominee	Age	Position(s) With the Company	Position Held Since
Yehoram Uziel	50	President, CEO, Director, and Chairman of the Board of Directors	1993
Dr. Mark W. Dowley	67	Director	1993
Kenneth T. Friedman	44	Director	1996
David F. Hadley	36	Director	2000
Patrick J. Lavelle	62	Director	1994

    Yehoram Uziel has served as President and Director of the Company since April 1993. Mr. Uziel has served as Chief Executive Officer and Chairman of the Board of the Company since May 1993. Mr. Uziel served as the Company's Chief Financial Officer from May 20, 1996 to July 29, 1996. Mr. Uziel has also served as President and Chief Executive Officer of Soligen, Inc. ("Soligen"), a wholly owned subsidiary of the Company from October 1991 to present. From January 1989 to January 1992, he was Vice President of Engineering at 3D Systems, Inc., a rapid prototyping manufacturer based in Valencia, California. Mr. Uziel received a B.Sc. degree in Mechanical Engineering from the Technion Institute of Technology in Israel.

    Dr. Mark W. Dowley has served as a director of the Company since July 1993. Dr. Dowley has been Chairman of DPSS Lasers Inc., a privately held manufacturer of UV solid state lasers for commercial application since November 1998. Dr. Dowley served as President and Chairman of LiCONiX, a manufacturer of helium-cadmium lasers based in Santa Clara, California from 1972 to 1998. He served as a director of LEOMA (Lasers & Electro Optical Manufacturers Association) for four years and has served as a member of the Executive Committee of the Silicon Valley Council of the American Electronics Association. He also served as Chairman of the Engineering Council of the Optical Society of America from 1996 to 1998.

    Kenneth T. Friedman served as a director of the Company since September 1996 through June 1, 2001. Currently and since 1990, Mr. Friedman has served as President and founder of Friedman Enterprises, an investment bank that specializes in advising on mergers and acquisitions and in raising debt and equity capital. From 2000 through March 2001, Mr. Friedman served as Managing Director of Rosetta Partners, a merchant banking firm with offices in Los Angeles and New York, which specializes in providing investment banking services and private equity to emerging growth and middle market companies.  From 1986 to 1990, Mr. Friedman was President, founder, and a member of the board of directors of Houlihan, Lokey, Howard & Zukin Capital, a middle market investment bank. Prior to, and simultaneous with such position, Mr. Friedman was also a Managing Director and a member of the board of directors of Houlihan, Lokey, Howard & Zukin, Inc., a financial advisory company. Mr. Friedman received his MBA from Harvard Business School. Mr. Friedman resigned as a director of the Company effective June 1, 2001.

    David F. Hadley has served as a director of the Company since January 2000. Mr. Hadley is the founder and president of D.F. Hadley & Co., Inc. ("DFH&Co"), a boutique financial services firm that provides consulting, investment banking and advisory services to emerging growth companies in the western United States. DFH&Co is a member of the National Association of Securities Dealers. Prior to founding DFH&Co in August 1999, Mr. Hadley was a managing director in the global investment banking group of BT Alex Brown Inc., focusing on the media and communications sector. Mr. Hadley was employed by subsidiaries of Bankers Trust Corporation from 1986 to June 1999. He received his

MSc. in Economic History from the London School of Economics and his A.B. from Dartmouth College. Mr. Hadley is also a member of the board of directors of MotionTV, Inc. and is Chairman of the board of directors of Compression Science Corporation.

    Patrick J. Lavelle has served as a director of the Company since September 1994. Mr. Lavelle was appointed Chairman of the Export Development Corporation by the Prime Minister of Canada on January 1, 1998 after serving a three-year term as Chairman of the Board of the Business Development Bank of Canada. Mr. Lavelle has been the Chairman and Chief Executive Officer of Patrick J. Lavelle and Associates, a management firm, from 1991 to the present. From 1991 to 1995, Mr. Lavelle was Chairman and Chief Executive Officer of the Canadian Council for Aboriginal Business. Mr. Lavelle is Chairman of the Bay of Spirits Gallery, a member of the Advisory Board of the International MBA program at York University and a director of Canadian Bank Note Company, Limited, Enwave Corporation, Lions Gate Entertainment Corporation, Slater Steel, Inc., Tahera Corporation, Unique Broadband Systems, Inc., Ventra Group, Inc., Westport Innovations, Inc., Xenex Innovations, Ltd. Previously, Mr. Lavelle was Vice President, Corporate Development at Magna International, Inc., a leading automotive parts manufacturer, where he oversaw business relations with Japanese and other Pacific Rim auto producers. Mr. Lavelle also served as President of the Automotive Parts Manufacturers' Association of Canada. Previously, he held the position of Deputy Minister of Industry, Trade and Technology for the Province of Ontario and was simultaneously First Secretary of the Premier's Council and a Senior Advisor to the Planning and Priorities Board of Cabinet. Mr. Lavelle also served as Agent General for the Government of Ontario in Paris, France.

Committees of the Board of Directors and Meetings

    During the fiscal year ended March 31, 2001 the Board of Directors held five (5) meetings and took action pursuant to four (4) unanimous written consents.

    During the fiscal year ended March 31, 2001, the Audit Committee consisted of Dr. Mark W. Dowley, Kenneth T. Friedman, David Hadley and Patrick Lavelle. The Audit Committee reviews with the Company's independent auditors the scope, results and costs of the annual audit, and the Company's accounting policies and financial reporting. The Audit Committee held one (1) meeting during the fiscal year ended March 31, 2001.

    The Compensation Committee and 1993 Stock Option Plan Administrative Committee consisting of Dr. Mark W. Dowley, Kenneth T. Friedman, David Hadley and Patrick Lavelle ("Administrative Committee"), met together and held two (2) meetings and took action pursuant to one unanimous written consent during the fiscal year ended March 31, 2001. The Administrative Committee was established to administer the Company's 1993 Stock Option Plan on behalf of the Board of Directors in accordance with the terms thereof and the Compensation Committee was established to review and approve the salaries and other benefits of the executive officers of the Company. In addition, the Compensation Committee consults with the Company's management regarding other benefits plans and compensation policies and practices of the Company.

    The Board of Directors does not have a nominating committee.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS*

    The Audit Committee of the Board of Directors of the Company ("Audit Committee") is comprised of the following non-employee, independent directors: Mark W. Dowley, David Hadley and Patrick Lavelle. The members of the Audit Committee are "independent" as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, as applicable and as may be modified or supplemented. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Audit Committee is responsible for the oversight of the Company's internal accounting and financial reporting process and the review of the audited financial statements of the Company, together with a discussion of pertinent matters with the management of the Company and the Company's independent auditors in connection with the audited financials.

    The Board of Directors has adopted a written charter for the Audit Committee and it is included in this proxy statement as Appendix A. The Audit Committee has reviewed and discussed the audited financial statements for the year ended March 31, 2001 with management and has discussed with Singer Lewak Greenbaum & Goldstein LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU§380), as may be modified or supplemented. Additionally, the Audit Committee has received the written disclosures from Singer Lewak Greenbaum & Goldstein LLP required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with Singer Lewak Greenbaum & Goldstein LLP the auditor's independence.

    Based on the foregoing reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended March 31, 2001 for filing with the Securities and Exchange Commission.

                      Respectfully submitted,

                      Mark W. Dowley
                      David Hadley
                      Patrick Lavelle

*
The report of the Audit Committee shall not be deemed to be "soliciting material" or to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing under either the Securities Act of 1933, as amended or the Exchange Act of 1934 (together the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

FEES PAID TO AUDITORS RELATED TO
FISCAL YEAR 2000

Audit Fees	$44,549
Financial Information Systems	$—
Design and Implementation Fees	$—
All Other Fees	$—

Executive Officers

    The names of, and certain information regarding, the executive officers of the Company are set forth below. Officers of the Company are appointed by the Board of Directors of the Company at the Annual Meeting of the Board of Directors to hold office until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors.

Name	Age	Position(s)	Position Held Since
Yehoram Uziel	50	President and Chief Executive Officer	1993
Robert Kassel	74	Chief Financial Officer and Chief Administrative Officer	1996
Charles W. Lewis	50	Vice President of Quality Assurance, Soligen, Inc.	1992
Amir Gnessin	42	Vice President of Engineering, Soligen, Inc.	1994
Gary W. Kanegis	54	Vice President, Sales	2000

    For information on the business background of Mr. Uziel, See "Board of Directors" above.

    Robert Kassel was appointed Chief Administrative Officer in May 1996 and Chief Financial Officer in July 1996. From 1993 to 1996, Mr. Kassel worked as an independent consultant. From 1994 until 1996, Mr. Kassel also served as Manufacturing Manager for G & H Technologies. Mr. Kassel served as Operations Officer for Ceradyne, a manufacturer of advanced technical products, from 1989 to 1993. From 1979 to 1988, Mr. Kassel worked as Division General Manager for SFE Technologies, which manufactures multi-layer capacitors and EMI-RFI filters for telecommunications, computers and industrial controls. Mr. Kassel was the Division Vice-President for William House Regency, a manufacturer of paper products, from 1972 to 1979.

    Charles W. Lewis has served as Vice President, Quality Assurance of the Company from 1998 until the present. Mr. Lewis served as Vice President of Operations of the Company from July 1993 to July 1995. Mr. Lewis has served as Vice President of the Company's subsidiary, Soligen, Inc., from 1992 to present. Mr. Lewis also served as Secretary of Soligen, Inc. from 1992 to 1993. From 1991 to 1992, he was Director of Engineering for BHK Inc., a manufacturer of scientific arc lamps which is based in Pomona, California. From 1986 to 1991, Mr. Lewis was Program Manager for 3D Systems, Inc., a rapid prototyping firm based in Valencia, California. Mr. Lewis received a B.A. in Physics from the University of California, San Diego.

    Amir Gnessin has served as Vice President of Engineering of Soligen, Inc. from April 1994 to present. Mr. Gnessin joined the Company in August 1992 as a Senior Mechanical Engineer and was promoted to Mechanical Team Leader in February 1993. From 1989 to 1992, Mr. Gnessin worked as a design engineer and manager at Optrotech, Inc., a manufacturer of inspection equipment for the printed circuit board industry that is based in Israel. Mr. Gnessin received a BS in Mechanical Engineering from the Technion Institute of Technology in Israel.

    Gary W. Kanegis has served as Vice President of Sales of the Company from May 2000 to present. From April 1992 to May 2000, Mr. Kanegis was Vice President of Sales for Key Technology, Inc., a manufacturer of automation equipment for food and other processing industries. Prior to serving as Vice President of Sales, Mr. Kanegis held positions of Director of Optical Inspection Products and Director of Eastern Region Sales with Key Technology, Inc., from May 1985 to April 1992. From October 1981 to May 1985, Mr. Kanegis co-founded and served as Vice President, Corporate Operations for Spectron Engineering Corporation, Denver, Colorado, a designer and manufacturer of advanced electro-optical systems used in various industrial and aerospace applications.

    No family relationship exists among any directors or executive officers of the Company or the nominees for election to the Company's Board of Directors.

COMPENSATION

Compensation of Named Executive Officers

    The following table discloses certain summary information concerning compensation awarded to, earned by or paid to the named executive officers of the Company for the Company's fiscal years ended March 31, 2001, March 31, 2000 and March 31, 1999. No other officer earned total salary and bonus in excess of $100,000 for the periods indicated.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal position	Fiscal Year	Salary ($)		Securities Underlying Options (#)		All Other Compensation ($)
Yehoram Uziel, President and CEO	2001 2000 1999	125,000 125,000 125,000		— — 250,000 250,000	(1) (2)	— 4,268 —	(3)
Amir Gnessin, Vice President of Engineering, Soligen, Inc.	2001 2000 1999	120,000 120,000 120,000		— — 150,000 400,000 300,000	(1) (2) (3)	505 —	(4)
Gary W. Kanegis, Vice President of Sales	2001 2000 1999	93,556 — —	(5)	— — —		— — —

(1)
Options cancelled and replacement options issued during fiscal 1999.

(2)
Options issued during fiscal 1999 upon cancellation of previously issued options.

(3)
Consists of interest paid on monies loaned to the Company and when salaries were voluntarily deferred.

(4)
Consists of interest paid when salaries were voluntarily deferred.

(5)
Mr. Kanegis' date of hire was May, 2000. His annual salary is $115,000.

    No stock options or stock appreciation rights were exercised by the named executive officers of the Company during the fiscal year ended March 31, 2001. No named executive officer received a bonus in the fiscal year ended March 31, 2001.

    The Company had no long-term incentive plan for the fiscal year ended March 31, 2001. The Company has no employment contracts, no termination of employment agreements, and no change of control agreements with any named executive officer.

    There were no individual grants of stock options made by the Company during fiscal year ended March 31, 2001 to the named executive officers. The following table sets forth information, on an aggregate basis concerning the exercise of stock options during the fiscal year ended March 31, 2001, by each of the named executive officers and the fiscal year ended value of unexercisable options.

Aggregate Options Exercises in Fiscal 2001 and Fiscal Year End Option Values

			Number of Securities Underlying Unexercisable Options at March 31, 2001
					Value of Unexercised In-the Money Options(1) at March 31, 2001
	Shares Acquired On Exercise (#)
Name		Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Yehoram Uziel	—	—	136,000	114,000	(25,500)	(21,375)
Amir Gnessin	—	—	460,600	239,400	(86,363)	(44,888)
Gary W. Kanegis	—	—	20,000	80,000	—	—

(1)
Market value of the underlying securities at exercise date minus exercise price of the options. The closing price of the Company's common stock as of its fiscal year-end was $0.125.

Compensation of Directors

    Other than options granted under the Company's 1993 Stock Option Plan, as amended, none of which were issued to the directors of the Company in the fiscal year ended March 31, 2001, the directors received no compensation for serving as directors of the Company. The Company reimburses expenses incurred in attending the Board of Directors meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In February 2001, D.F. Hadley & Co., Inc., a financial services firm of which Mr. Hadley is president, received the sum of $58,975 and Mr. Hadley received 208,167 shares of the Company's Common Stock as payment for services rendered as a finder in connection with the Series C Redeemable Convertible Preferred Stock financing transaction. The finders fees were paid to D.F. Hadley & Co., Inc., and Mr. Hadley at the closing of the transaction. Mr. Uziel, Mr. Dowley and Mr. Hadley purchased 40,000, 40,000 and 120,000 shares of the Company's Series C Preferred Stock on February 9, 2001 at a purchase price of $1.00 per share pursuant to the terms of a Series C Redeemable Convertible Preferred Stock Agreement and financing transaction. Additionally, Jeffrey D. Bennis, Koyah Leverage Partners, L.P. and Monroe Rifkin, each a beneficial owner of more than 5% of the outstanding shares of Series B Preferred Stock, purchased 100,000, 150,000 and 100,000 shares of the Series C Preferred Stock pursuant to the Series C financing transaction.

BENEFITS TO BE AWARDED IN FISCAL YEAR 2002 UNDER THE
PROPOSED AMENDMENT TO THE PLAN

    No options were granted under the Plan to the directors of the Company in the fiscal year ended March 31, 2001. No option awards were made under the Plan to the named executive officers (as defined under "Compensation of Named Executive Officers"), other executive officers or non-executive employees in the fiscal year ended March 31, 2001. Options granted under the Plan to directors, employees and consultants are discretionary, and therefore awards under the Plan during fiscal year 2002 are not presently determinable. As of July 10, 2001, the Company employed approximately 90 full-time employees. Subject to approval by the Shareholders of the proposed amendment to the Plan, it is anticipated that options will be granted under the Plan in fiscal year 2002 as a result of the desire to attract and retain high-caliber employees. On July 10, 2001, the closing price of the Company's Common Stock as quoted by NASDAQ National Market System was $0.12 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. The Company's directors and executive officers and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and on written representations from its directors and executive officers that no other reports were required, during the fiscal year ending March 31, 2001, the Company's directors and executive officers complied with all Section 16(a) filing requirements. With respect to ten percent shareholders of the Company, to the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, the reporting persons consisting of James M. Simmons, ICM Asset Management, Inc. and Koyah Ventures, LLC filed a late Form 3 and eight late Form 4's reporting an aggregate of eighteen transactions during the fiscal year ending March 31, 2001. Each of ICM Asset Management, Inc., James M. Simmons and Koyah Ventures, LLC disclaims membership in a group with any other person within the meaning of Rule 13d-5(b)(i) and Rule 16a-1(a)(i) under the Securities Exchange Act of 1934.

1993 Stock Option Plan Summary

    The following description of the Company's 1993 Stock Option Plan (the "Plan") is only a summary and is qualified in its entirety by reference to the Plan, a copy of which has been filed as an exhibit to the Company's Form 10-SB, as filed with the Securities and Exchange Commission on December 20, 1993. A copy of the Plan may be obtained by sending a written request to the Company's Secretary at the address shown on the first page of this Proxy Statement.

    Background.  On February 17, 1993, the Board of Directors adopted the 1993 Stock Option Plan (the "Plan"). The Plan was subsequently amended by the Board of Directors on March 26, 1993, and as amended, was approved by the Company's Shareholders on February 16, 1994. The Board of Directors approved an additional amendment to the Plan on October 19, 1994, which was subsequently approved by the Company's Shareholders on July 21, 1995. This amendment increased the aggregate number of shares of the Company's Common Stock which may be issued under the Plan from two million (2,000,000) shares to three million five hundred thousand (3,500,000) shares. The Company's Shareholders approved an additional amendment to the Plan on September 19, 1997, which increased the aggregate number of shares of the Company's Common Stock which may be issued under the Plan from three million five hundred thousand (3,500,000) shares to five million (5,000,000) shares. The Company's Shareholders approved an additional amendment to the Plan on Augusts 25, 2000, which increased the aggregate number of shares of the Company's Common Stock which may be issued under the Plan from five million (5,000,000) shares to six million five hundred thousand (6,500,000) shares.

    Eligibility to Receive Options.  The Plan provides for the grant of incentive stock options to select officers and other employees of the Company or Soligen and nonqualified stock options to selected employees, officers, directors and consultants of the Company or Soligen to purchase shares of the Company's Common Stock. As of March 31, 2001, the persons eligible to participate in the Plan included approximately 90 employees of the Company. Non-employee directors and consultants who provide services to the Company are also eligible to participate in the Plan.

    Stock Subject to the Plan.  As of March 31, 2001, options to purchase 4,460,000 shares of Common Stock were outstanding at a weighted average exercise price of approximately US. $0.47 per share. There were no shares issued upon exercise of options and 1,976,000 shares of Common Stock were available for future grants under the Plan as of March 31, 2001. Shares issued pursuant to the Plan will be drawn from authorized but unissued shares or subsequently acquired shares.

    Administration.  The Plan may be administered by either the Company's Board of Directors or by a committee composed of two or more Directors. The Board of Directors or the committee, if appointed, is referred to in the Plan as the "Administrative Committee." The Administrative Committee has full authority to administer the Plan in accordance with its terms and to determine all questions arising in connection with the interpretation and application of the Plan. Administrative Committee members will serve for such terms as the Board may determine, subject to removal by the Board at any time. The composition of any committee responsible for administering the Plan with respect to officers and directors of the Company who are subject to Section 16 of the Exchange Act will comply with the requirements of Rule 16b-3 promulgated under Section 16(b) to the Exchange Act, or any successor provision.

    Exercise Price.  The exercise price for options under the Plan are determined by the Administrative Committee; provided, however, that the exercise price of incentive stock options under the Plan must equal or exceed the fair market value of the Common Stock on the date of grant and must equal or exceed 110% of the fair market value in the case of employees who hold 10% or more of the voting power of the Common Stock. As defined in the Plan, "fair market value" shall mean the most recent sales price or quote as of the last business day prior to the date of grant.

    Vesting of Options.  Generally, options granted pursuant to the Plan vest over four years on the anniversary of the date of grant. At the discretion of the Plan Administrator, options may, however, vest in any vesting schedule so long as options vest at a rate of at least twenty percent (20%) per year.

    Duration of Options.  Subject to earlier termination as a result of the dissolution or liquidation of the Company or a material change in the capital structure of the Company, or as a result of termination of employment, death or disability, each option granted under the Plan shall expire on the date specified by the Administrative Committee, but in no event more than (i) ten years from the date of grant in the case of incentive stock options generally, and (ii) five years from the date of grant in the case of incentive stock options granted to an employee who holds 10% or more of the voting power of all Common Stock.

    Manner of Exercise.  An option is exercised by giving written notice to the Company, which notice must be accompanied by full payment of the purchase price therefore, either (i) in cash or by certified check, (ii) at the discretion of the Administrative Committee, through delivery of shares of Common Stock having a fair market value equal to the cash exercise price of the option, (iii) at the discretion of the Administrative Committee, by delivery of the optionee's personal recourse note in the amount of the cash exercise price of the option, or (iv) at the discretion of the Administrative Committee, by any combination of (i), (ii) and (iii) above.

    Term and Amendment of the Plan.  The Plan will expire pursuant to its terms on February 16, 2003. The Board of Directors may terminate or amend the plan at any time; provided, however, that the following actions will not become effective without Shareholder approval obtained within 12 months before or after the Board adopts a resolution authorizing such action:

  (a)
  increasing the total number of shares that may be issued under the Plan (except by adjustment under the Plan);

  (b)
  materially modifying the requirements of the Plan regarding eligibility for participation in the Plan;

  (c)
  materially increasing the benefits accruing to participants under the Plan; and

  (d)
  making any change in the terms of the Plan that would cause the incentive stock options granted under the Plan to lose their qualification as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

    Assignability.  No option granted under the Plan is assignable or transferable by the optionee except by will or by the laws of descent and distribution.

    Federal Tax Effects of ISOs.  The Company intends that each incentive stock option ("ISO") granted under the Plan will qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). An optionee acquiring stock pursuant to an incentive stock option receives favorable tax treatment in that the optionee does not recognize taxable income at the time of the grant or upon exercise. The tax treatment of the disposition of ISO stock depends upon whether the stock is disposed of within the holding period, which is the later of two years from the date the ISO is granted and one year from the date the ISO is exercised. If the optionee disposes of ISO stock after completion of the holding period, the optionee will recognize as capital gains the difference between the amount received in such disposition and the basis in the ISO stock, i.e., the option's exercise price. If the optionee disposes of ISO stock before the holding period expires, it is considered a disqualifying disposition and the optionee must recognize any gain as ordinary income in the year of the disqualifying disposition. Generally, the gain is equal to the difference between the option's exercise price and the stock's fair market value at the time the option is exercised and sold (the "bargain purchase element"). While the exercise of an ISO does not result in taxable income, there may be implications with regard to the alternative minimum tax ("AMT"). When calculating income for AMT purposes, the favorable tax treatment granted to ISOs is disregarded and the bargain purchase element of the ISO is included in income in calculating AMT. The Company is not entitled to a deduction on the grant or exercise of an ISO by an employee. Upon a disqualifying disposition of ISO stock, the Company may be entitled to deduct from taxable income in the year of the disqualifying disposition an amount generally equal to the amount that the optionee recognizes as ordinary income due to the disqualifying disposition.

    Federal Tax Effects of Non-ISOs.  If an option does not meet the statutory requirements of Section 422 of the Internal Revenue Code and therefore does not qualify as an ISO, the difference, if any, between the option's exercise price and the fair market value of the stock on the date the option is exercised is generally taxable as ordinary income to the optionee in the year the option is exercised. The Company may be entitled to deduct this amount in the same tax year. Although an optionee will generally realize ordinary income at the time the non-qualifying stock option is exercised, if the stock issued upon exercise of the option is considered to be subject to a "substantial risk of forfeiture" and no "Section 83(b) Election" has been filed, then the optionee is not taxed when the option is exercised, but rather when the forfeiture restriction lapses. At that time, the optionee will realize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the stock on the date the forfeiture restriction lapses.

    The foregoing summary of federal income tax consequences of stock options does not purport to be complete, nor does it discuss the provisions of the income tax laws of any state or foreign country in which the optionee might reside.

SHAREHOLDER PROPOSALS

    Proposals by shareholders intended to be presented at the Company's 2002 Annual Meeting must be received by the Company at its principal executive office no later than March 28, 2002 in order to be included in the Company's 2002 Proxy Statement and Proxy Card.

TRANSACTION OF OTHER BUSINESS

    As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters which may come before the Meeting. If any other business requiring a vote of the Shareholders should come before the Meeting, the persons named as proxies in the enclosed proxy form will vote or refrain from voting in accordance with their best judgment.

    Please return your Proxy Card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Meeting, no business can be transacted. Therefore, please be sure to date and sign your Proxy Card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to insure that you will be represented at this important meeting.

    THE COMPANY WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES OF THE COMPANY'S COMMON STOCK OR PREFERRED STOCK ENTITLED TO VOTE AT THE MEETING OF SHAREHOLDERS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED MARCH 31, 2001. WRITTEN REQUESTS SHOULD BE MAILED TO THE SECRETARY, SOLIGEN TECHNOLOGIES, INC., 19408 LONDELIUS STREET, NORTHRIDGE, CALIFORNIA 91324.

By Order of the Board of Directors,
By:	/s/ YEHORAM UZIEL Yehoram Uziel President, CEO, Director and Chairman of the Board

Dated: July 17, 2001

APPENDIX A
TO
PROXY STATEMENT

SOLIGEN TECHNOLOGIES, INC.

AUDIT COMMITTEE CHARTER

Purpose of the Audit Committee

    The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors of Soligen Technologies, Inc. (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overseeing (a) the financial reports and other financial information the Company provides to any governmental or regulatory body, the public or other users thereof, (b) the Company's systems of internal accounting and financial controls and (c) the annual independent audit of the Company's financial statements

    In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

    The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

    The Committee shall review the adequacy of this Charter on an annual basis.

Membership on the Audit Committee

    The Committee shall be comprised of not less than four members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers.

    Accordingly, all Committee members will be directors:

  1.
  Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

  2.
  Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

    In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

    The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

A–1

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  1.
  The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-KSB (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-KSB) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

  2.
  As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-QSB. The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

  3.
  The Committee shall:

  •
  request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

  •
  discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

  •
  recommend that the Board take appropriate action to oversee the independence of the outside auditor.

  4.
  The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

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APPENDIX B
TO
PROXY STATEMENT

SOLIGEN TECHNOLOGIES, INC.

1993 STOCK OPTION PLAN

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SOLIGEN TECHNOLOGIES, INC.
(Formerly WDF Capital Corp.)
1993 STOCK OPTION PLAN
(Including Amendments)

1.  STATEMENT OF PURPOSE

    The principal purposes of this Stock Option Plan ("Plan") are to secure to WDF Capital Corp. (the "Company") the advantages of the incentive inherent in stock ownership on the part of employees, officers, directors, and consultants responsible for the continued success of the Company and to create in such individuals a proprietary interest in, and a greater concern for, the welfare of the Company through the grant of options to acquire shares of the common stock of the Company ("Common Stock"). Each incentive stock option ("ISO") granted hereunder is intended to constitute an "incentive stock option," as such term is defined in Section 422 of the United States Internal Revenue Code of 1986, as the same maybe amended from time to time (the "Code"), and this Plan and each such ISO are intended to comply with all of the requirements of said Section 422 and of all other provisions of the, Code applicable to incentive stock options and to plans issuing the same. Each non-statutory stock option ("Non-ISO") granted hereunder is intended to constitute a non-statutory stock option that does not comply with the requirements of Section 422 of the Code. ISOs and Non-ISOs shall sometimes hereinafter be referred to collectively as "Options". The Plan is expected to benefit shareholders by enabling the Company to attract and retain personnel of the highest caliber by offering to them an opportunity to share in any increase in the value of the Common Stock to which such personnel have contributed.

2.  ADMINISTRATION

    2.1  The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee of the Board appointed in accordance with Section 2.2 or 2.4.2 below (the Board, or such committee, if appointed, will be referred to in this Plan as the "Committee").

    2.2  The Board may at any time appoint a Committee, consisting of not less than two (2) of its members, to administer the Plan on behalf of the Board in accordance with such terms and conditions not inconsistent with this Plan as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, and/or remove all members of the Committee and thereafter directly administer the Plan.

    2.3  A majority of the members of the Committee shall constitute a quorum, and, subject to the limitations in this Section 2, all actions of the Committee shall require the affirmative vote of members who constitute a majority of such quorum. Members of the Committee who are not Disinterested Persons (as defined in Section 2.5) may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself (but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of Options to him).

    2.4  Notwithstanding the foregoing provisions of this Section 2, if the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the

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"Exchange Act"), the Plan shall, from the effective date of such registration until six (6) months after the termination of such registration, be administered as follows:

      2.4.1  The Plan shall be administered by the Board (regardless of whether or not a Committee has been appointed under Section 2.2), so long as each member of the Board is a Disinterested Person, or by a Committee appointed in accordance with Section 2.4.2 below.

      2.4.2  If at any time not all members of the Board are Disinterested Persons, then the Board shall appoint a Committee consisting of two (2) or more of its members, all of whom are Disinterested Persons, to administer the Plan on behalf of the Board in accordance with such terms and conditions not inconsistent with this Plan as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members (all of whom shall be Disinterested Persons), remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan so long as all members of the Board are Disinterested Persons. At no time shall a person who is not a Disinterested Person serve on the Committee appointed under this Section 2.4.2, nor shall such Committee at any time have less than two (2) members.

    2.5  The term "Disinterested Person" shall mean a director who qualifies as a disinterested person as defined in 17 C.F.R. D 240.16b-3(c)(2)(i), as the same may be amended from time to time.

    2.6  The Committee shall have the authority to do the following:

      2.6.1  To administer the Plan in accordance with its express terms;

      2.6.2  To determine all questions arising in connection with the administration, interpretation, and application of the Plan, including all questions relating to the value of the Common Stock;

      2.6.3  To correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan;

      2.6.4  To prescribe, amend, and rescind rules and regulations relating to the administration of the Plan;

      2.6.5  To determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of employment for purposes of the Plan;

      2.6.6  To do the following with respect to the granting of Options:

        (a)  Based on the eligibility criteria in Section 3 below, to determine the employees, officers, directors, or consultants to whom Options shall be granted;

        (b)  To determine whether such Options shall be ISOs or Non-ISOs;

        (c)  To determine the terms and provisions of the Option Agreement, as defined in Section 5 below, to be entered into with any Optionee (which need not be identical with the terms of any other Option Agreement), and, with the consent of such Optionee, to modify and amend such terms and provisions;

        (d)  To determine when such Options shall be granted;

        (e)  To determine the number of shares of Common Stock subject to each Option; and

      2.6.7  To make all other determinations necessary or advisable for administration of the Plan.

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    2.7  The Committee's exercise of the authority set out in Section 2.6 shall be consistent with the intent that the ISOs issued under the Plan be qualified under the terms of Section 422 of the Code, and that the Non-ISOs shall not be so qualified. All determinations made by the Committee in good faith on matters referred to in Section 2.6 shall be final, conclusive, and binding upon all persons. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan. In addition, the Committee's administration of the Plan shall in all respects be consistent with the policies and rules of the Vancouver Stock Exchange ("VSE") governing the granting of stock options for so long as the Common Stock is listed on the VSE.

3.  ELIGIBILITY

    3.1  ISOs may be granted to any employee of the Company or of an Affiliate of the Company, as defined in Section 3.2 below. Non-ISOs may be granted to any employee, officer or director (whether or not also an employee), or consultant of the Company or of an Affiliate of the Company. Each employee, officer, director, or consultant selected by the Committee to receive an Option shall sometimes hereinafter be referred to as an "Optionee".

    3.2  As used in this Plan, an "Affiliate" of a corporation shall refer to a "parent corporation" of such corporation as described in Section 424 (e) of the Code or a "subsidiary corporation" of such corporation as described in Section 424 (f) of the Code.

    3.3  An Optionee who is not an employee of the Company or of an Affiliate of the Company shall not be eligible to receive an ISO under the Plan and no ISOs shall be granted to any such non-employee Optionee.

    3.4  No Option shall be granted hereunder to any Optionee unless the Committee shall have determined based on the advice of counsel that the grant of such Option (and the exercise thereof by the Optionee) will not violate the securities law of the jurisdiction where the Optionee resides.

4.  SHARES SUBJECT TO THE PLAN

    4.1  The Committee, from time to time, may provide for the option and sale in the aggregate of up to two million (2,000,000) shares of Common Stock, to be made available from authorized, but unissued, or reacquired shares of Common Stock. The number of such shares shall be adjusted so as to take account of the events referred to in Section 10 hereof. Notwithstanding the foregoing and for greater certainty, for so long as the Company's Common Stock is listed on the VSE, the maximum number of shares of Common Stock that may be the subject of outstanding options will not exceed ten percent (10%) of the issued and outstanding shares of Common Stock at any time.

    4.2  Upon exercise of an Option, the number of shares of Common Stock thereafter available under the Plan and under the Option shall decrease by the number of shares as to which the Option was exercised; provided that if such shares are pledged to secure a promissory note given in payment of the Option price for such shares and, as a result of a default on such note, the pledged shares are returned to the Company, then such shares shall again be available for the purposes of the Plan.

    4.3  If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the non-purchased shares subject thereto shall again be available for the purposes of the Plan.

    4.4  The Company will at all times during the term of this Plan reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan.

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5.  OPTION TERMS

    5.1  With respect to each Option to be granted to an Optionee, the Committee shall specify the following terms in a written agreement ("Option Agreement") to be executed by the Company and the Optionee:

      5.1.1  Whether such Option is an ISO or a Non-ISO;

      5.1.2  The number of shares of Common Stock subject to purchase pursuant to such Option;

      5.1.3  The date on which the grant of such Option shall be effective (the "Date of Grant");

      5.1.4  The period of time during which such Option shall be exercisable, which shall in no event be more than ten (10) years following its Date of Grant; provided, however, that if an ISO is granted to an Optionee who on the Date of Grant owns, either directly or indirectly within the meaning of Section 424 (d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate of the Company, the period of time during which such Option shall be exercisable shall in no event be more than five (5) years following its Date of Grant;

      5.1.5  The price at which such Option shall be exercisable by the Optionee {the "Option Price"); provided, however, that the Option Price specified in ISOs shall in no event be less than the fair market value, as defined in Section 5.2 below, on the Date of Grant, of the shares of Common Stock subject thereto; and provided further that, if such Option is granted to an Optionee who on the Date of Grant owns, either directly or indirectly within the meaning of Section 424 (d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate of the Company, then the Option Price specified in such Option shall be at least one hundred ten percent (110%) of the fair market value, on the Date of Grant, of the Common Stock subject thereto;

      5.1.6  Any vesting schedule upon which the exercise of an Option is contingent; provided that the Committee shall have complete discretion with respect to the terms of any vesting schedule upon which the exercise of an Option is contingent, including, without limitation, discretion (a) to allow full and immediate vesting upon grant of such Option, (b) to permit partial vesting in stated percentage amounts based on the length of the holding period of such Option so long as such Option vests at a rate of at least twenty percent (20%) per year over five years from the Date of Grant, or (c) to permit full vesting after a stated holding period has passed; and

      5.1.7  Such other terms and conditions as the Committee deems advisable and as are consistent with the purpose of this Plan.

    5.2  Fair market value shall be determined as follows:

      5.2.1  If the Company's Common Stock is publicly traded at the time an Option is granted under the Plan, fair market value shall be determined by the Committee with appropriate reference to the prices or quotes available for the most recent purchases and sales of the Company's Common Stock as of the last business day prior to the date such Option is granted.

      5.2.2  If the Common Stock is not publicly traded at the time an Option is granted under the Plan, fair market value shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors that it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

    5.3  No Option shall be granted under the Plan later than February 16, 2003, and no Option granted under the Plan shall be exercisable more than ten (10) years, following said date. Except as

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expressly provided herein, nothing contained in this Plan shall require that the terms and conditions of Options granted under the Plan is uniform.

    5.4  The Option Agreement for any Option granted to a person who, on the Date of Grant, is subject to Section 16 of the Exchange Act shall provide that at least six (6) months must elapse from the Date of Grant of the Option to the date of disposition, as defined in Section 424(c) of the Code, of the Common Stock issued upon exercise of such Option.

6.  LIMITATION ON GRANTS OF OPTIONS

    In the event that the aggregate fair market value of Common Stock and other stock with respect to which ISOs granted to an Optionee under this Plan or incentive stock options granted to such Optionee under any other plan of the Company or any of its Affiliates are exercisable for the first time during any calendar year, exceeds the maximum permitted under Section 422 (d) of the Code, then to the extent of such excess such Options shall be treated as Non-ISOs.

7.  EXERCISE OF OPTION

    7.1  Subject to any limitations or conditions imposed upon an Option pursuant to Section 5 above, an Optionee may exercise an Option, or any part thereof (unless partial exercise is specifically prohibited by the terms of the Option), by giving written notice thereof to the Company at its principal place of business.

    7.2  The notice described in Section 7.1 shall be accompanied by full payment of the Option Price to the extent the Option is so exercised, and full payment of any amounts the Company determines must be withheld for tax purposes from the Optionee pursuant to the Option Agreement. Such payment shall be:

      7.2.1  In lawful money of the United States in cash or by check; or

      7.2.2  At the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option; or

      7.2.3  At the discretion of the Committee, by delivery of the Optionee's personal recourse note bearing interest at a rate deemed appropriate by the Committee; or

      7.2.4  At the discretion of the Committee, by any combination of Sections 7.2.1, 7.2.2, or 7.2.3 above.

    7.3  As soon as practicable after exercise of an Option in accordance with Sections 7.1 and 7.2 above, the Company shall issue a stock certificate evidencing the Common Stock with respect to which the Option has been exercised. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of such stock certificate, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Common Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 below.

8.  TRANSFERABILITY OF OPTIONS

    8.1  Except as provided otherwise in this Section 8, no Option shall be transferable or exercisable by any person other than the Optionee to whom such Option was originally granted.

    8.2  If an Optionee to whom an ISO has been granted (an "ISO Optionee") ceases to be employed by the Company or by any Affiliate of the Company by reason of such Optionee's death, any

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ISOs held by such Optionee shall pass to the person or persons entitled thereto pursuant to the will of the Optionee or the applicable laws of descent and distribution (such person or persons are sometimes herein referred to collectively as the "Qualified Successor" of the Optionee), and shall be exercisable by the Qualified Successor for a period of six (6) months following such death.

    8.3  If the employment of an ISO Optionee is terminated by the Company or by any Affiliate of the Company by reason of such Optionee's disability, as defined in Section 22(e)(3) of the Code, any ISO held by such Optionee that could have been exercised immediately prior to such termination of employment shall be exercisable by such Optionee or, if a guardian (the "Guardian") is appointed for such Optionee, by the Guardian of such Optionee, for a period of twelve (12) months following the termination of employment of such Optionee.

    8.4  If an ISO Optionee who has ceased to be employed by the Company or by any Affiliate of the Company by reason of such Optionee's disability, as defined in Section 22(e)(3) of the Code, dies within six (6) months after the termination of such employment, any ISO held by such Optionee that could have been exercised immediately prior to his or her death shall pass to the Qualified Successor of such Optionee, and shall be exercisable by the Qualified Successor for a period of six (6) months following the termination of employment of such Optionee.

    8.5  In the event that a qualified domestic relations order, as defined by Section 414(p) of the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, mandates the transfer of any Non-ISO that could have been exercised immediately prior to the issuance of such order, such Non-ISO shall pass to the person or persons entitled thereto pursuant to the order ("Domestic Relations Successor"), and shall be exercisable by such person or persons in accordance with the terms of the applicable Option Agreement. Hereinafter, all references to a Qualified Successor shall include a Domestic Relations Successor.

    8.6  If an Optionee to whom a Non-ISO has been granted dies, any Non-ISO held by such Optionee shall pass to the person or persons entitled thereto pursuant to the will of the Optionee or the applicable laws of descent and distribution, and shall be exercisable by such person or persons in accordance with the terms of the applicable Option Agreement.

    8.7  Options held by a Qualified Successor or exercisable by a Guardian shall, during the period prior to their termination that such Options are held by the Qualified Successor or exercisable by the Guardian, continue to vest in accordance with any vesting schedule under Section 5.1.6 to which such Options are subject.

    8.8  In the event that two or more persons constitute the Qualified Successor or the Guardian of an Optionee, all rights of such Qualified Successor or such Guardian shall be exercisable, if at all, by the unanimous agreement of such persons.

    8.9  Employment shall be considered as continuing intact during any military or sick leave or other bona fide leave of absence if the period of such leave does not exceed ninety (90) days or, if longer, for so long as the Optionee's right to reemployment with the Company or an Affiliate thereof is guaranteed either by statute or by contract. If the period of such leave exceeds ninety (90) days and his or her reemployment is not so guaranteed, then his or her employment shall be deemed to have terminated on the ninety-first (91st) day of such leave.

9.  TERMINATION OF OPTIONS

    To the extent not earlier exercised, an Option shall terminate at the earliest of the following dates:

    9.1  The termination date specified for such Option in the respective Option Agreement;

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    9.2  With respect to ISOs, six (6) months after the date of termination of the Optionee's employment with the Company or any Affiliate of the Company by reason of such Optionee's disability (within the meaning of Section 22(e)(3) of the Code) or such Optionee's death;

    9.3  With respect to ISOs, thirty (30) days, or at the discretion or the Committee up to three (3) months, after the date of termination of the Optionee's employment with the Company or any Affiliate of the Company for any reason other than disability (within the meaning of Section 22(e)(3) of the Code) or death;

    9.4  The date of any sale, transfer, or hypothecation, or any attempted sale, transfer or hypothecation, of such Option in violation of Section 8.1 above; or

    9.5  The date specified in Section 10.2 below for such termination in the event or a Terminating Event.

10. ADJUSTMENTS TO OPTIONS

    10.1  In the event of a material alteration in the capital structure of the Company on account of a recapitalization, stock split, reverse stock split, stock dividend, or otherwise, then the Committee shall make such adjustments to this Plan and to the Options then outstanding and thereafter granted under this Plan as the Committee determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each holder of any such Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustments may include, without limitation (a) a change in the number or kind of shares of stock of the Company covered by such Options, and (b) a change in the Option Price payable per share; provided, however, that the aggregate Option Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the price per share and the number of shares subject thereto. For purposes of this Section 10.1, neither (i) the issuance of additional shares of stock of the Company in exchange for adequate consideration (including services), nor (ii) the conversion of outstanding preferred shares of the Company into Common Stock shall be deemed material alterations of the capital structure of the Company. In the event the Committee shall determine that the nature of a material alteration in the capital structure of the Company is such that it is not practical or feasible to make appropriate adjustments to this Plan or to the Options granted hereunder, such event shall be deemed a Terminating Event as defined in Section 10.2 below.

    10.2  All Options granted under the Plan shall terminate upon the occurrence of any of the following events ("Terminating Events"): (a) the dissolution or liquidation of the Company; or (b) a material change in the capital structure of the Company that is subject to this Section 10.2 by virtue of the last sentence of Section 10.1 above.

    10.3  In the event of a reorganization as defined in this, Section 10.3 in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the reorganization, then the plan or agreement respecting the reorganization shall include appropriate terms providing for the assumption of each Option granted under this Plan, or the substitution of an option therefor, such that no "modification" of any such Option occurs under Section 424 of the Code. For purposes of this Section 10.3, reorganization shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization.

    10.4  The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that, without the consent of the Optionee with respect to any Option, the Committee shall not accelerate the date of any installment of any Option granted to an employee as an

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ISO (and not previously converted into a Non-ISO pursuant to Section 12 below) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Section 6 above.

    10.5  The Committee (upon the advice of counsel) shall make adjustments and determinations under this Section 10, whose decisions as to what adjustments or determination shall be made, and the extent thereof, shall be final, binding, and conclusive.

11. TERMINATION AND AMENDMENT

    11.1  Unless earlier terminated as provided in Section 10 above or in Section 11.2 below, the Plan shall terminate on, and no Option shall be granted under the Plan after, February 16, 2003.

    11.2  The Board may at any time terminate, suspend or amend the terms of the Plan; provided, however, that, except as provided in Section 10 above, the Board may not do any of the following without obtaining, within twelve (12) months either before or after the Board's adoption of a resolution authorizing such action, approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable corporate laws or by the written consent of the holders of a majority of the securities of the Company entitled to vote:

      11.2.1  Increase the aggregate number of shares which may be issued under the Plan;

      11.2.2  Materially modify the requirements as to eligibility for participation in the Plan, or change the designation of the employees or class of employees eligible to receive ISOs under the Plan;

      11.2.3  Materially increase the benefits accruing to participants under the Plan; or

      11.2.4  Make any change in the terms of the Plan that would cause the ISOs granted hereunder to lose their qualification as incentive stock options under Section 422 of the Code.

      11.3  No Option may be granted during any suspension or after termination of the Plan. Amendment, suspension, or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted.

12. CONVERSION OF ISOs INTO NON-ISOs

    At the written request of any ISO Optionee, the Committee may in its discretion take such actions as may be necessary to convert such Optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-ISOs at any time prior to the expiration of such ISOs, regardless of whether the Optionee is an employee of the Company or of an Affiliate of the Company at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee, with the consent of the Optionee, may impose such conditions on the exercise of the resulting Non-ISOs as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee's ISOs converted into Non-ISOs and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the Optionee, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

13. CONDITIONS UPON ISSUANCE OF SHARES

    13.1  Shares shall not be issued pursuant to the exercise of any Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant

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provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, any applicable state securities law, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed or otherwise traded, and such compliance has been confirmed by counsel for the Company.

    13.2  As a condition to the exercise of any Option, the Company may require the participant exercising the Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such representations and warranties are required by any relevant provision of law.

    13.3  The Company's inability to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability with respect to the failure to issue or sell such shares.

14. USE OF PROCEEDS

    Proceeds from the sale of Common Stock pursuant to the Options granted and exercised under the Plan shall constitute general funds of the Company and shall be used for general corporate purposes.

15. NOTICES

    All notices, requests, demands and other communications required or permitted to be given under this Plan and the Options granted under this Plan shall be in writing and shall be either served personally on the party to whom notice is to be given (in which case notice shall be deemed to have been duly given on the date of such service), or mailed to the party to whom notice is to be given, by first class mail, registered or certified, return receipt requested, postage prepaid, and addressed to the party at his or its most recent known address, in which case such notice shall be deemed to have been duly given on the third (3rd) postal delivery day following the date of such mailing.

16. FINANCIAL STATEMENTS

    The Company will send to Optionee's financial statements on an annual basis. An Optionee's receipt of such materials may be conditioned upon such Optionee's execution of such confidentiality agreements as the Company may reasonably require.

17. MISCELLANEOUS PROVISIONS

    17.1  Optionee's shall be under no obligation to exercise Options granted under this Plan.

    17.2  Nothing contained in this Plan shall obligate the Company to retain an Optionee as an employee, officer, director, or consultant for any period, nor shall this Plan interfere in any way with the right of the Company to reduce such Optionee's compensation.

    17.3  The provisions of this Plan, each Option issued to an Optionee under the Plan, and each Option Agreement shall be binding upon such Optionee, the Qualified Successor or Guardian of such Optionee, and the heirs, successors, and assigns of such Optionee.

    17.4  Notwithstanding the terms and conditions of the Plan, if and for so long as the Company is designated as a "venture company" by the VSE, the terms and conditions of the Plan will be deemed to be amended so as to conform in all respects with the VSE listing policies governing stock options granted by venture companies.

    17.5  Where the context so requires, references herein to the singular shall include the plural, and visa versa and references to a particular gender shall include either or both genders.

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18. EFFECTIVE DATE OF PLAN AND AMENDMENTS

    This Plan was initially adopted by the Board of Directors on February 17, 1993 and subsequently amended by the Board on March 26, 1993. The Plan, as amended, must be approved, within twelve (12) months after the Plan was initially adopted by the Board, by the affirmative vote of the holders of a majority of the Company's securities present, or represented, and entitled to vote at a meeting of the shareholders duly held. Any Common Stock acquired under the Plan prior to a shareholder vote on whether to approve the Plan shall not be counted in determining whether shareholder approval of the Plan is obtained. Any Option exercised before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained within the period set forth above.

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AMENDMENTS TO THE 1993 STOCK OPTION PLAN

Amendment as approved by shareholders on July 21, 1995

    The first sentence to Section 4.1 of the Company's 1993 Stock Option Plan is hereby amended to read as follows: "The Committee from time to time, may provide for the option and sale in the aggregate of up to three million five hundred thousand shares of Common Stock, to be made available from authorized, but unissued, or reacquired shares of Common Stock."

Amendment as approved by shareholders on July 21, 1995

    The following changes to paragraphs 2.7 and 4.1 and 17.4 of the Company's 1993 Stock Option Plan are hereby amended as follows. "Deleting the last sentence of each of paragraphs 2.7 and 4.1 thereof and deleting paragraph 17.4 thereof in its entirety."

Amendment as approved by shareholders on September 17, 1997

    The first sentence to Section 4.1 of the Company's 1993 Stock Option Plan is hereby amended to read as follows: "The Committee from time to time, may provide for the option and sale in the aggregate of up to five million shares of Common Stock, to be made available from authorized, but unissued, or reacquired shares of Common Stock."

Amendment as approved by shareholders on August 25, 2000

    The first sentence to Section 4.1 of the Company's 1993 Stock Option Plan is hereby amended to read as follows: "The Committee from time to time, may provide for the option and sale in the aggregate of up to six million five hundred thousand shares of Common Stock, to be made available from authorized, but unissued, or reacquired shares of Common Stock."

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SOLIGEN TECHNOLOGIES, INC.
Proxy for Annual Meeting of Shareholders to be Held on August 24, 2001
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SOLIGEN TECHNOLOGIES, INC.

The undersigned hereby names, constitutes and appoints Yehoram Uziel and Robert Kassel, or either of them in the absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me acting and in my place and stead to attend the Annual Meeting of the Shareholders of Soligen Technologies, Inc. to be held on Friday, August 24, 2001, at 11:00 a.m., PDT, at the Radisson Hotel, 9777 Topanga Canyon Boulevard, Chatsworth, CA 91311, and at any adjournment thereof, and to vote all shares of Common Stock and Preferred Stock registered in the name of the undersigned, with all the powers that I would possess were I personally present.
P R O X Y
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1(A) and 1(B), AND "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN, AND THE RATIFICATION OF THE SELECTION OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE.
(Continued and to be signed on other side)

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE

			/x/	Please mark your votes as shown
SHARES
The Board of Directors recommends a vote FOR each of the nominees in Proposal 1(a) and 1(b) and a vote FOR Proposal 2 and Proposal 3.
		FOR	WITHHELD
Proposal 1(a)—Election of Directors:	Yehoram Uziel	/ /	/ /
	Dr. Mark W. Dowley	/ /	/ /
	Patrick J. Lavelle	/ /	/ /
For Series B Preferred Stock Shareholders Only:
Proposal 1(b)—Election of Series B
Preferred Stock Director:	David F. Hadley	/ /	/ /
		FOR	AGAINST	ABSTENTION
Proposal 2—To approve an amendment the 1993 Stock Option Plan to increase the number of shares available for issuance from 6,500,000 to 8,000,000 shares.		/ /	/ /	/ /
Proposal 3—To ratify the selection of Singer Lewak Greenbaum & Goldstein LLP as the Company's independent public accountants for fiscal year ending March 31, 2002.		/ /	/ /	/ /
Upon such other matters as may properly come before or incident to the conduct of the Annual Meeting, the proxy holders shall vote in such manner as they determine to be in the best interest of the Company. Management is not presently aware of any such matters to be presented for action at the Annual Meeting.
I DO / / DO NOT / / PLAN TO ATTEND THE MEETING
	COMMENTS/ADDRESS CHANGE			/ /
Please mark this box if you have written comments or address changes on the reverse side.

This proxy is solicited by the management of the Company. If no specific direction is given as to any of the above items, this proxy will be voted FOR each of the nominees named in Proposal 1(a) and 1(b) and FOR Proposals 2 and 3.
Signatures(s)	Dated

Please sign above exactly as your name appears on the Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustee(s), guardian(s), executor(s) and administrator(s) should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope. Please return promptly in the enclosed envelope which requires no postage if mailed in the U.S.A.

QuickLinks

Soligen Technologies, Inc. 19408 Londelius Street Northridge, CA 91324 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be Held on August 24, 2001
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION
Summary Compensation Table
Aggregate Options Exercises in Fiscal 2001 and Fiscal Year End Option Values
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
BENEFITS TO BE AWARDED IN FISCAL YEAR 2002 UNDER THE PROPOSED AMENDMENT TO THE PLAN
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
1993 Stock Option Plan Summary
APPENDIX B TO PROXY STATEMENT
SOLIGEN TECHNOLOGIES, INC.
1993 STOCK OPTION PLAN
SOLIGEN TECHNOLOGIES, INC. (Formerly WDF Capital Corp.) 1993 STOCK OPTION PLAN (Including Amendments)